Exhibit 10.3

Varilease Finance, Inc.
6340 South 3000 East, Suite 400
Salt Lake City, UT 84121
www.varilease.com
tel 801.733.8100
fax 801.733.8900
GUARANTY
THIS GUARANTY is made and effective on this 15th day of August, 2011 by UNILIFE CORPORATION, a Delaware corporation, having its chief executive offices at 250 Cross Farm Lane, York, PA 17406 (the “Guarantor”) to VARILEASE FINANCE, INC., a Michigan corporation, having its chief executive offices at 6340 South 3000 East, Suite 400, Salt Lake City, UT 84121 (the “Lessor”) on behalf of UNILIFE MEDICAL SOLUTIONS, INC., a Delaware corporation, having its chief executive offices at 250 Cross Farm Lane, York, PA 17406 (the “Lessee”).
R E C I T A L S:
WHEREAS, Lessor and Lessee have or intend to enter into Master Lease Agreement dated August 15, 2011, including all riders, amendments, supplements or other attachments now or hereafter executed in connection therewith (collectively, the “Master Agreement”). In connection with the Master Agreement, Lessor and Lessee have or intend to enter into one or more Schedules (the “Schedule” or “Schedules”) for the purpose of leasing equipment and other property listed thereon. Each Schedule shall incorporate the terms and conditions of the Master Agreement and shall constitute a separate and independent “Lease” for the equipment and other property listed thereon (collectively, the “Equipment”).
WHEREASE, Lessor is unwilling to enter into one or more Leases with Lessee without Guarantor’s unconditional guarantee of all of Lessee’s obligations under each Lease; and
WHEREAS, by Lessor’s execution of each Lease, Guarantor will receive reasonably equivalent value for this Guaranty; and
WHEREAS, in consideration of benefits to accrue to Guarantor by Lessor’s execution of each Lease, Guarantor is willing to induce Lessor to enter into one or more Leases.
NOW, THEREFORE, in consideration of the foregoing and as an inducement to Lessor to enter into one or more Leases with Lessee, Guarantor hereby unconditionally guarantees Lessee’s performance of all of its obligations under each Lease and hereby represents, warrants and agrees as follows:
1.
Guarantor hereby absolutely, unconditionally and irrevocably guarantees Lessee will fully and promptly pay any payment of rent or other amount due under a Lease and perform all of its obligations under each Lease, including without limitation any payment resulting from Lessee’s breach or non-performance thereof. Guarantor agrees that this is an irrevocable, continuing guaranty and that Guarantor shall perform its obligations hereunder notwithstanding any renewal, extension, modification or discharge of any of Lessee’s obligations under the Lease.

2.	Guarantor represents and warrants to Lessor that all information concerning Guarantor furnished to Lessor is true and correct in all material respects.

3.
This Guaranty shall apply to all Schedules executed in connection with the Master Agreement, including, without limitation, any and all future Schedules entered into after the making and execution of this Guaranty. Lessor shall not be required to notify Guarantor of Lessee’s execution of each such Schedule before, at the time of, or after it is executed and delivered.

4.
Guarantor waives notice of acceptance hereof, presentment, demand, protest and notice of nonpayment or protest as to any Lease; any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the Guarantor may now or hereafter have against the Lessee or any other person directly or contingently liable for the obligations guaranteed hereunder; or against or with respect to the Lessee’s property (including without limitation, any property that may collateralize its obligations to Lessor), arising from the existence or performance of this guaranty; all exemptions, all demands and notices required by law, notice of dishonor and any other notice otherwise required with respect to Lessee’s failure to perform under the Lease; all setoffs and counterclaims; and any duty on Lessor’s part (should such duty exist) to disclose to Guarantor any matter, fact or item related to the business operations or condition (financial or otherwise) of Lessee or its affiliates or property, whether now or hereafter known by Lessor. Guarantor also waives any defense or disability available to Lessee that might save or release it from liability including, without limitation, defect in or unenforceability of any Lease. No delay on the part of Lessor in exercising any rights under this Guaranty or failure to exercise the same shall operate as a waiver of such rights. No modification or waiver of the provisions of this Guaranty shall be effective unless in writing signed by Lessor, and no such waiver shall be applicable and effective except in the specific instance for which it is given.

5.
In accordance with the provisions of the Master Agreement, without causing a release of Guarantor from its obligations hereunder, and without being required to notify Guarantor of any of the following modifications made, Lessor shall be authorized to:

a.
renew, extend (including extensions beyond the original term of any Lease), modify, release or discharge any obligations of Lessee, its customers, of co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of Lessee’s obligations under any Lease;

b.	accept partial payments of Lessee’s obligations under any Lease;

c.	accept new or additional documents, instruments or agreements relating to or in substitution of Lessee’s obligations under any Lease;

d.	settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of Lessee’s obligations under any Lease, the Equipment and/or any security therefor in any manner;

e.	consent to the transfer or return of the Equipment, and take and hold additional security or guaranties for Lessee’s obligations under any Lease;

f.	amend, exchange, release or waive any security or guaranty; or

g.	bid and purchase at any sale of the Equipment or other security, and direct the order and manner of sale.
6.
Guarantor hereby represents and warrants that this Guaranty has been duly authorized and approved by all necessary corporate action. Guarantor acknowledges that its obligations hereunder are separate and independent of Lessee’s obligations under any Lease. Guarantor hereby waives any right to require Lessor to proceed first against Lessee, against the Equipment or against any additional security under any Lease, or to pursue any other remedy available to it under the Lease.

7.
If any payment applied to Lessee’s obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including on account of a preference in the bankruptcy of Lessee), the obligation to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence notwithstanding such application, and this Guaranty shall be enforceable as to such obligation as fully as if such application had never been made.

8.	Guarantor agrees to pay all reasonable costs, expenses and legal fees paid or incurred by Lessor in connection with enforcing any obligation of Lessee and this Guaranty.

9.
Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan and that jurisdiction for any dispute shall be in the Michigan state or federal courts. Guarantor agrees that it shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with the enforcement of this Guaranty, including without limitation court costs and actual attorneys fees. THE PARTIES HERETO AGREE THAT IN THE EVENT OF AN ALLEGED BREACH OF THIS GUARANTY OR ANY DOCUMENTS RELATING THERETO BY EITHER PARTY, OR ANY CONTROVERSIES ARISE BETWEEN THE PARTIES RELATING TO THIS GUARANTY OR ANY DOCUMENTS RELATING THERETO, SUCH CONTROVERSIES SHALL BE TRIED BY A JUDGE ALONE BEFORE THE FEDERAL OR STATE COURTS IN OAKLAND COUNTY, MICHIGAN. THE PARTIES, HAVING HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOOSING, HEREBY KNOWINGLY AND VOLUNTARILY CONSENT TO MICHIGAN JURISDICTION AS SET FORTH HEREIN AND WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY MATTER RELATING TO THIS GUARANTY OR ANY DOCUMENTS RELATED THERETO.

10.
Nothing shall discharge or satisfy Guarantor’s obligations hereunder except the full payment, performance and observance of all of Lessee’s obligations under each Lease. Lessor may assign this Guaranty to a successor, financing lender and/or purchaser without notice to or the consent of Guarantor. This Guaranty shall be binding upon the Guarantor, its successors and assigns and shall inure to the benefit of Lessor, its successors and assigns, including any successor assignees.

11.
The covenants, conditions, terms and provisions of this Guaranty may not be waived or modified orally and shall supersede all previous, representations, commitments or agreements between the parties. In the event that any provision of this Guaranty shall be held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

GUARANTOR:
UNILIFE CORPORATION

By: Name:	/s/ R. Richard Wieland R. Richard Wieland
Title:	Executive Vice President and Chief Financial Officer